Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 of PPDAI Group Inc. of our report dated May 4, 2017, except for the effects of the share split discussed in Note 21 to the consolidated financial statements, as to which the date is October 23, 2017 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, The People’s Republic of China

October 30, 2017